EXHIBIT 99.3


                     CERTIFICATE OF CHIEF EXECUTIVE OFFICER
                           PURSUANT TO SECTION 906 OF
                 THE SARBANES-OXLEY ACT OF 2002 (18 U.S.C. 1350)

I, James E. Laurent, President and Chief Executive Officer of Sunair Electronics, Inc. (the "Company"), have executed this certification in connection with the filing with the Securities and Exchange Commission of the Company's Quarterly Report on Form 10-QSB for the quarter ended March 31, 2003 (the "Report"). The undersigned hereby certifies that:

1. The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

IN WITNESS WHEREOF, the undersigned have executed this certificate as of the 13th day of May 2003.

/s/ James E. Laurent
-------------------------------------
James E. Laurent
President and Chief Executive Officer